Exhibit 10.12

                              SETTLEMENT AGREEMENT

         This Settlement Agreement ("Agreement") is made and entered into on this 16th day of October, 2002, by and among DTE Enterprises, Inc. a Michigan corporation and the successor by merger to MCN Energy Group, Inc. ("MCN"), MCNIC Pipeline & Processing Company, a Michigan corporation ("MCNIC"), Howard L. Dow III ("Dow"), and William E. Kraemer ("Kraemer") (collectively, the "MCN Parties"), and Crown Energy Corporation, a Utah corporation ("CEC"), Crown Asphalt Corporation, a Utah corporation ("CAC"), Crown Asphalt Products Company, a Utah corporation ("CAPCO"), and Crown Asphalt Distribution, L.L.C., a Utah limited liability company ("CAD") (collectively, the "Crown Parties" and Jay Mealey ("Mealey") (the MCN Parties, the Crown Parties, and Mealey shall sometimes be referred to collectively herein as the "Parties").

                                    RECITALS

         A. The Parties have entered into this Agreement to compromise and settle all of their remaining disputes, including but not limited to the following pending litigation matters: (a) the Order Confirming Arbitrator's Award and Final Judgment, dated February 7, 2002 (the "Damages Judgment"), issued by the third Judicial District Court of Salt Lake County, State of Utah in Case No. 010910263 Misc. (the "Confirmation Proceeding"), which constitutes a judgment in favor of MCNIC and against CAD in the amount of $20,011,683.35; (b) the Arbitrator's Award of Fees, Costs and Expenses, dated February 5, 2002 (the "Fee Award"), issued by the Honorable John G. Davies in JAMS Arbitration Proceeding No. 1220024039 (the "Arbitration Proceeding"), which was issued in favor of the MCN Parties and against the Crown Parties, jointly and severally, in the amount of $2,609,518.69; (c) the cross-motions to confirm or vacate the Fee Award that have been filed in the Confirmation Proceeding; (d) the action pending in the Third Judicial District Court of Salt Lake County, State of Utah, entitled MCNIC Pjpeline & Processing Company, a Michigan corporation, Plaintiff
v. Crown Asphalt Distribution, L.L.C. a Utah limited liability company, Defendant, Civil No. 000904867 (the "State Action"); and (e) the action pending in the United States District Court for the District of Utah, Central Division, entitled Crown Energy Corporation, et al., Plaintiffs N, MCN Energy Group, Inc., et al., Defendants, Civil No. 2:00CV-0583ST (the "Federal Action").

         B. The Parties have previously attempted to reach a settlement, On March 8, 2002, the Parties entered into a Settlement Agreement ("First Settlement Agreement"), under which portions of the settlement were effective upon the execution of the First Settlement Agreement and certain other portions of the settlement were conditioned upon the timely exercise by the Crown Parties of an option to purchase MCNIC's interest in CAD. Although the Crown Parties did not satisfy that condition, the Parties now are entering into this Agreement to compromise and settle their remaining dispute.

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         C. This Agreement does not amend or supersede in any way the First
Settlement Agreement. As stated in Paragraph 28 of the First Settlement Agreement, Paragraphs 1 through 7 and 20 through 27 of the First Settlement Agreement became effective and binding immediately upon the execution of the First Settlement Agreement and are not affected by the Crown Parties' failure to timely exercise their option to purchase MCNIC's interest in CAD or by the Parties' execution of this Agreement.

                                    AGREEMENT

         For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

         1. Purchase and Sale of MCNIC's Interests in CAD and the Damages Judgment. CAPCO hereby purchases, and MCNIC hereby sells, assigns, and transfers MCNIC's entire right, title, and interest (i) in or relating to CAD, and (ii) in the Damages Judgment, as well as under any loan by MCNIC to CAD and under any mortgages upon, liens against, and security interests in any asset of CAD, including the assignment of all financing statements, trust deeds, notes, and security agreements constituting, memorializing, and supporting such interests. The consideration for this purchase and sale is the sum of $1,300,000.00 (the "Purchase Price"). MCNIC's assignment of its right, title, and interest in CAD is "as is, where is" and does not include any representations or warranties with respect to CAD. This transaction shall be deemed to have closed simultaneously with the execution of this Agreement at the offices of Parsons Behle & Latimer, located at 201 South Main Street, Suite 1800, Salt Lake City, Utah. At the closing, the Parties have executed this Agreement, CAPCO has paid the Purchase Price in full by delivering immediately available funds to MCNIC, and MCNIC has delivered to CAPCO fully executed assignments of MCNIC's above-described interests in tile forms attached hereto as Exhibits A and B, respectively, and an acknowledgement of assignment of the form attached hereto as Exhibit C

         2. Indemnification Concerning CAD. As additional consideration to MCNIC for the sale described in Paragraph 1 above, CAPCO and CEC covenant and agree, jointly and severally, to defend, indemnify, and hold harmless the MCN Parties from any and all claims and liabilities arising out of or in any way relating to CAD, CAPCO, or their operations, including but not limited to any claim pertaining to the Notice of Attorneys' Liens filed by Berman, Gaufin, Tomsic & Savage in the Arbitration Proceeding on or about November 12, 2001.

         3. Tax Matters. CEC and/or CAPCO shall not cause CAD, and CAD shall not, carry back any credit or loss to a period ending on or prior to the closing of the transaction described in Paragraph 1 above without the prior written

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consent of the MCN Parties. Also, CEC and/or CAPCO shall not cause CAD, and CAD shall not, file an amended tax return for any period ending on or prior to the closing without the prior written consent of the MCN Parties.

         4. Entry of Fee Judgment. Simultaneous with the execution of tills Agreement, the Crown Parties and the MCN Parties stipulate to tile immediate entry of all order in the Confirmation Proceeding that confirms the Fee Award and also to the immediate entry of a conforming fee judgment, in the amount of $2,409,518.69 (although the Fee Award is in the amount of $2,609,518.69, the Crown Parties paid $200,000 toward the Fee Award on March 8, 2002 as part of the First Settlement Agreement, thereby reducing the outstanding balance of the Fee Award to $2,409,518.69), against the Crown Parties, jointly and severally (the "Fee Judgment"), by the execution and filing of a stipulation in the form attached hereto as Exhibit D and a proposed order and judgment in the form attached hereto as Exhibit E. The Crown Parties waive any right to appeal from or otherwise contest the Fee Judgment. The Fee Judgment is subject to the stay and satisfaction provisions set forth in Paragraph 6 below.

         5. Purchase and Sale of Overriding Royalty Interest. MCNIC hereby purchases on behalf of its wholly-owned limited liability company, Crown Asphalt Ridge, L.L.C ("CAR"), and CAC hereby sells, assigns, and transfers, for tile sum of $ 100,000 ("ORRI Purchase Price"), all of the overriding royalty interests granted to CAC pursuant to Paragraph 6 of the First Settlement Agreement (the "ORRI"). In exchange for CAC's assignment and transfer of the ORRI to CAR, the MCN Parties have credited CAC with having made a $100,000 payment toward the amount due on the Fee Judgment. This transaction shall be deemed to have closed simultaneously with the execution of this Agreement at the offices of Parsons Behle & Latimer, located at 201 South Main Street, Suite 1800, Salt Lake City, Utah. At the closing, CAC has delivered to MCNIC or its designee a fully executed assignment of the ORRI in the form attached hereto as Exhibit F and MCNIC has delivered to CAC in full satisfaction of the ORRI Purchase Price a release and a partial satisfaction of judgment in the forms attached hereto as Exhibits G and H, stating that CAC (but not CEC, CAPCO, or CAD) has been released from liability on the Fee Judgment.

         6. Satisfaction of Fee Judgment. Each of the Crown Parties represents that it shall not become the subject of a bankruptcy petition, voluntary or otherwise, under Title 11, United States Code, within 91 days of CAC's assignment of the ORRI to MCNIC, pursuant to Paragraph 5 above. Once the 91 days have elapsed without any of the Crown Parties becoming subject to such a petition, the MCN Parties shall file a notice in the Confirmation Proceeding that the Fee Judgment has been fully satisfied. During this 91-day period, the MCN Parties agree that they will not execute upon the Fee Judgment, file an abstract of the Fee Judgment in any other county in the State of Utah, enroll or enter the Fee Judgment in federal court or in tile courts of any other state of the United States, assign or sell the Fee Judgment, or otherwise attempt to collect the Fee Judgment from CEC, CAPCO, or CAD. The MCN Parties further agree that they will withdraw all supplemental orders, writs of garnishment. and writs of execution issued prior to the date of this Agreement. If, however, one or more of the Crown Parties becomes tile subject of a bankruptcy petition, voluntary or otherwise, during this 91-day period, the MCN Parties shall immediately be entitled to recover, by proof of claim, execution, or otherwise, the remainder of the Fee Judgment ($2,309,518.69) from CEC, CAPCO, and/or CAD, unless such petition is an involuntary petition filed in violation of Paragraph 7 below.

         7. No Involuntary Bankruptcy Petition. During the 91-day period following CAC's assignment of the ORRI to MCNIC, the MCN Parties, their directors, officers, and employees shall not participate in, finance, encourage, aid, or abet, directly or indirectly, the filing of any involuntary petition under Title 11, United States Code against any of the Crown Parties.

         8. Mutual Releases. Effective immediately upon MCNIC's receipt of tile Purchase Price and the ORRI, the Parties mutually release each other as follows:

                  (a) Release by the Crown Parties and Mealey. Except for the right to enforce the terms of this Agreement, the Crown Parties and Mealey, on behalf of themselves and their respective heirs, successors, and assigns, completely release and discharge the MCN Parties, as well as their respective heirs, successors, and assigns and all of their respective current and former attorneys, directors, officers, shareholders, members, managers, employees, and agents, from any and all then-existing claims and causes of action of any kind and nature, whether or not presently known by the Parties, including but not limited to all claims and causes of action asserted in the Arbitration Proceeding, the State Action, and the Federal Action, all claims and causes of action arising under the CAD Operating Agreement., the CAD Operating and Management Agreement, and any loans made by MCNIC to CAD, and all claims and causes of action arising from or in any way related to the ownership, operation, and management of CAPCO, CAD, and the Rawlins terminal.

                  (b) Release by the MCN Parties. Except for the right to enforce the terms of this Agreement, the MCN Parties, on behalf of themselves and their respective heirs, successors, and assigns, completely release and discharge the Crown Parties and Mealey, as well as their respective heirs, successors, and assigns and all of their respective current and former attorneys, directors, officers, shareholders, members, managers, employees, and agents, from any and all then-existing claims and causes of action of any kind and nature, whether or not presently known by the Parties, except for the Damages Judgment (which is the subject of Paragraph 1 above) and the Fee Judgment (which is the subject of Paragraphs 4 through 6 above).

         9. Dismissal of Pending Litigation. Simultaneous with the execution of this Agreement, the Crown Parties and the MCN Parties stipulate to the immediate dismissal with prejudice of the State Action and the Federal Action, by the execution and filing of the stipulations and proposed orders in the forms attached hereto as Exhibits I through L.

         10. Execution of Further Documents. The Parties agree to execute and deliver to the other any and all documents, whether attached to this Agreement and otherwise, that may be necessary to effectuate the terms of this Agreement. By way of example, and not by limitation, MCNIC is transferring all of its interests and rights in any security agreement, financing statement, lien, deed of trust, or mortgage in or upon the CAD assets to CAPCO. The Parties may

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discover, and expect to discover, fixture filings, trust deeds, financing statements and other recorded documents not known as of the date of execution of this Agreement that constitute such interests and rights and acknowledge and agree to execute any and all documents in the future necessary to effectuate the terms of this Agreement. Specifically, MCNIC agrees to execute such specific assignments promptly upon tender of documents in recordable form prepared by CAD or CAPCO for such purpose.

         11. Remedies. The provisions of this Settlement Agreement are specifically enforceable.

         12. Binding Agreement. This Agreement is binding upon and inures to the benefit of the Parties and their respective heirs, successors, and assigns.

         13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of Utah.

         14. Effective Date. This Agreement is effective and binding upon the Parties on the date hereof upon the execution and delivery of this Agreement by all of tile Parties.

         15. Counterparts, Facsimile. This Agreement is and may be executed in a number of counterparts and by facsimile, each of which has been executed by fewer than all of the Parties. Each counterpart is enforceable against the Parties actually executing such counterparts, and all of which together shall constitute one instrument.

         16. Integration Clause. The Parties stipulate that this Agreement is the final, complete, exclusive, and fully integrated expression of their settlement. This Agreement supersedes all prior oral or written agreements among the Parties with respect to the subject matters contained herein. There are no representations, arrangements or understandings, either oral or written, among the Parties which are not fully expressed herein. No alterations or other modifications of this Agreement shall be effective unless made in writing and signed by all Parties.

         17. Representations and Warranties. Each of the Parties hereby represents and warrants that this Agreement has been duly authorized and validly executed and delivered by said Party, by or through an individual with authority to act oil behalf of and legally bind said Party. Each of the Parties also hereby represents and warrants that said Party has not transferred, assigned, or pledged, in whole or in part, any of the claims that are within the scope of the releases set forth in Paragraph 6 above. The Parties further represent and warrant that they have not relied upon any statement, communication, representation, or opinion of any other Party or any representative of any other Party in connection with this Agreement or the settlement of this matter.

         IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates indicated below.

                                          DTE ENTERPRISES. INC

Dated:  October 16, 2002                  By:  /s/ N.A. Rhouri
                                             -----------------------------------
                                              Its:  Vice President and Treasurer

                                          MCNIC PIPELINE & PROCESSING
                                          COMPANY

Dated:  October 16, 2002                  By:  /s/ N.A. Rhouri
                                             -----------------------------------
                                             Its:  Vice President and Treasurer

Dated:  October 16, 2002                      /s/ Howard L. Dow III
                                             -----------------------------------
                                             HOWARD L. DOW III

Dated:  October 16, 2002                      /s/ W.E. Kraemer
                                             -----------------------------------
                                             WILLIAM E. KRAEMER


                                           CROWN ENERGY CORPORATION

Dated:  October 16, 2002                   By  /s/ Jay Mealey
                                             -----------------------------------
                                             Its:  President

                                           CROWN ASPHALT CORPORATION

Dated:  October 16, 2002                   By  /s/ Jay Mealey
                                             -----------------------------------
                                             Its:  President



                                           CROWN ASPHALT PRODUCTS COMPANY

Dated:  October 16, 2002                   By  /s/ Jay Mealey
                                             -----------------------------------
                                             Its:  President

                                           CROWN ASPHALT DISTRIBUTION, L.L.C

Dated:  October 16, 2002                  By  /s/ Jay Mealey
                                             -----------------------------------
                                             Its:  President

Dated:  October 16, 2002                     /s/ Jay Mealey
                                             -----------------------------------
                                             JAY MEALEY